                                AMENDMENT NO. 1
                                     TO THE
                                  LYDALL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



     The Lydall, Inc. Supplemental Executive Retirement Plan ("SERP") is hereby amended effective March 1, 1995 pursuant to Section 5.05 thereof as follows:

                                      I.

     Section 1.04 of the SERP is deleted in its entirety and the following new
Section 1.04 is substituted therefor:

     1.04 "Cause" shall mean (i) conviction of a crime involving moral
           -----
turpitude, or (ii) material and unexcused breach by Executive of his obligations under this SERP or any employment contract between the Company and/or any of its subsidiaries and Executive, which results in material harm to the Company and which is not cured within the period set forth below; provided, however, that "Cause" shall not exist unless such conviction or breach is detailed in a written notice of intent to terminate by the Board providing for sixty (60) days from receipt by Executive to cure the breach prior to termination of Executive; except such notice shall not be required if, in the Board's discretion, it determines that the Company would be immediately harmed.

                                      II.

     Section 1.05 of the SERP is amended by adding the following at the end of paragraph (i) thereof "/or", by adding the following at the end of paragraph
(ii) thereof "and/or" and by adding the following new paragraph (iii) after paragraph (ii) thereof:

     (iii) the election or appointment to the Board of any director or directors whose appointment or election or nomination for election was not approved by a vote of at least a majority of the directors then still in office who were either directors on the date hereof or whose election, appointment or nomination for election was previously so approved.

     AMENDMENT No. 1 executed at Manchester, Connecticut this   8th day of
                                                              -----
December, 1995.



                          LYDALL, INC.



                      By  Leonard R. Jaskol
                          -----------------
                          Its Chairman and Chief Executive Officer

                                 LYDALL, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


















                                              January, 1994

                                 LYDALL, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     A number of executives are employed by Lydall, Inc. (the "Company") and/or its subsidiaries and have performed their duties in a capable and efficient manner resulting in substantial benefit to the Company. These executives may not receive the full retirement benefits to which they would otherwise be entitled under the various qualified employee benefit plans maintained by the Company due to various limitations contained in the Internal Revenue Code of 1986, as amended. In recognition of their past service, and in consideration of their future service to the Company, the Company has created the Lydall, Inc. Supplemental Executive Retirement Plan ("SERP") effective January 1, 1994 for the benefit of those executives following their retirement from service with the Company, and to provide supplemental retirement income to their survivors. The SERP is intended to be an unfunded plan maintained solely for the purpose of providing benefits to a select group of management and highly compensated employees.

                                   SECTION 1

                                  DEFINITIONS
                                  -----------
     For purposes of this SERP:

     1.01. "Actuarial Equivalent" shall mean, with respect to a benefit, the
            --------------------
equivalent in value of such benefit when computed on the table of mortality and at the rate of interest stated in the Pension Plan.

     1.02. "Age" shall mean the Executive's actual age as of a specified date
            ---
expressed in years, months and days.

     1.03. "Board" shall mean the Board of Directors of Lydall, Inc. or an
            -----
appropriate committee of the Board of Directors appointed by the Board of Directors for purposes of administering this SERP.

     1.04. "Cause" shall mean conviction of a felony or other crime involving
            -----
moral turpitude, material breach by Executive of his obligations under this SERP or any employment contract between the Company and/or any of its subsidiaries and Executive, the bankruptcy or insolvency of the Executive, his refusal to follow reasonable orders or directions of the President and Chief Executive Officer of the Company or any other act or action which constitutes a material violation by Executive of his fiduciary duty owed to the Company and/or whatever subsidiary thereof actually employs Executive.

     1.05  "Change of Control" shall mean:
            -----------------
           (i) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets

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

if and when incident thereto (a) the composition of the Board or its successor changes so that a majority of the Board is not comprised of individuals who were members of the Board immediately prior to such merger, consolidation or purchase of assets or (b) the stockholders of the Company acquire a right to receive, in exchange for or upon surrender of their stock, cash or other securities or a combination of the two, and,

     (ii) the acquisition by a Person (as that term is hereafter defined) of the voting rights with respect to 25 percent or more of the outstanding common stock of the Company if such Person was not an officer or director of the Company on December 31, 1993.

     The word "Person", as used in the preceding sentence, shall mean an individual, corporation, trust, or other legal or commercial entity and include two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

     1.06. "Code" shall mean the Internal Revenue Code of 1986, as amended, and
            ----
any regulations promulgated thereunder and interpretations thereof as such may affect this SERP.

     1.07. "Compensation" shall mean the Executive's base salary rate for a
            ------------
calendar year plus cash bonuses paid during such calendar year (without regard to the limitations imposed under Section 401(a)(17) of the Code).

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

     1.08. "Early Retirement Date" shall mean the first day of the month
            ---------------------
coincident with or next following the Executive's retirement on or after age 55 but before age 65 after being vested pursuant to Section 3.02.

     1.09. "Executive" shall mean all officers of Lydall, Inc., Presidents of
            ---------
Divisions of Lydall, Inc. (whether or not operated as a subsidiary) and the Vice President of Sales of the Southern Products Division plus any other executive employee of the Company whom the Board determines shall be eligible to participate in this SERP.

     1.10. "Final Average Compensation" shall mean the average of the
            --------------------------
Executive's annual Compensation over the last sixty calendar months immediately preceding or coinciding with Executive's last day of employment with the Company.

     1.11. "Normal Retirement Date" shall mean the first day of the month
            ----------------------
coincident with or next following the date the Executive attains age 65.

     1.12. "Participant" shall mean an Executive who is participating in this
            -----------
SERP.
     1.13. "Pension Plan" shall mean the Lydall, Inc. Pension Plan No. 1A as
            ------------
amended from time to time.

     1.14. "Profit Sharing Plan" shall mean the Lydall, Inc. Profit Sharing Plan
            -------------------
No. 1 as amended from time to time.

     1.15. "401(k) Plan" shall mean the Lydall, Inc. 401(k) Plan as amended from
            -----------
time to time.

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

     1.16. "Plans" shall mean collectively the Pension Plan, Profit Sharing Plan
            -----
and 401(k) Plan.

     1.17. "Service" shall mean the Executive's full or partial years of service
            -------
with the Company as recognized under the Pension Plan.

     1.18. The terms used in this SERP shall have the same meaning as those used in the Pension Plan unless such terms are defined in the SERP or unless otherwise provided in this SERP.



                                   SECTION 2

                                 PARTICIPATION
                                 -------------

     2.01. Participation. All Executives shall be eligible to participate in
           -------------
this SERP, provided, however, that an Executive shall not be deemed a Participant in this SERP unless his benefits under the Plans are otherwise restricted due to the imposition of some or all of the limitations imposed under the Code.



                                   SECTION 3

                              RETIREMENT BENEFITS
                              -------------------

     3.01. Normal Retirement Benefit. Upon the Executive's retirement on or
           -------------------------
after his Normal Retirement Date the Company shall pay to Executive an annual supplemental retirement benefit equal to the lesser benefit of (a) or (b) below; provided, however, that no benefits shall be payable hereunder if (c) exceeds the lesser of (A)(a)(i) or (B) the sum of (b)(1)(i),

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

(b)(2)(i), (b)(3)(i) and (b)(4)(i) for each calendar year of the Executive's Service until the Executive's retirement:

     (a)(i) 60% of the Executive's Final Average Compensation less (ii) the benefit determined und er (c) below;

     (b) The Actuarial Equivalent of the sum for each calendar year of the Executive's Service until the Executive's retirement of:

          (1)(i) the Actuarial Equivalent of the Accrued Benefit that the Executive would have earned under the Pension Plan for such calendar year based on his Compensation assuming the limitations imposed under Sections 401(a)(17) and 415 of the Code did not exist, less (ii) such Executive's Accrued Benefit for such calendar year under the Pension Plan.

          (2)(i) The contribution which would be made to the Executive's account in the Profit Sharing Plan based on his Compensation assuming the limitations imposed under Sections 401(a)(17) and 415 of the Code did not exist, less (ii) the actual contributions made to the Executive's account in the Profit Sharing for such calendar year.

          (3)(i) If the Executive made the maximum permissible contributions to the 401(k) Plan for a calendar year, the employer matching contribution which would be made to the Executive's account in the 401(k) Plan based on his Compensation assuming the limitations imposed under Sections 401(a)(17) and 415 of the Code did not exist, less (ii) the actual contribution

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

made to the Executive's account in the 401(k) Plan for such calendar year.

          (4)(i) Earnings attributable to accumulated amounts under (b)(2)(i) and (b)(3)(i) above as of the last day of each calendar year based on the actual rate of earnings earned by such Executive in the Profit Sharing Plan or 401(k) Plan, whichever is applicable, for such Plan Year less (ii) the actual rate of earnings attributable to accumulated amounts under (b)(2)(ii) and (b)(3)(ii) above as of the last day of each calendar year earned by such Executive in the Profit Sharing Plan or 401(k) Plan, whichever is applicable, for such Plan Year.

     (c)  The sum of:

          (1) The Executive's annual normal retirement benefit payable to him under the Pension Plan (determined without regard to any optional method of benefit payment selected).

          (2) The annual benefit Actuarial Equivalent of the Executive's account balance in the Profit Sharing Plan.

          (3) The annual benefit Actuarial Equivalent of the Executive's account balance under the 401(k) Plan but only based on the portion of such account balance attributable to the matching contributions made by the Company to the Plan plus the actual earnings attributable to the Company's matching contributions.

     3.02. Vesting.
           -------
     (a) An Executive shall be 100% vested in his benefits under this SERP if the Executive has attained age 55 and the sum of his

Age and Service equal or exceed 70. In addition, an Executive shall be 100% vested in his benefits under this SERP determined as of the date of a Change in Control in the event of a Change of Control. No benefits will be payable to or on behalf of an Executive unless he is vested pursuant to this Section 3.02.

     (b) Notwithstanding anything contained in this SERP to the contrary, an Executive shall forfeit all benefits not yet paid to the Executive from this SERP in the event of his termination by the Company for Cause or his breach of the non-competition provisions specified in Section 3.02(c) during his Service or while receiving benefits under this SERP.

     (c) Executive will not compete directly or indirectly with the Company or be directly or indirectly interested in any business competing with the business being conducted by the Company. Ownership of less than one (1%) percent of the issued and outstanding capital stock of any corporation the stock of which is listed upon a national securities exchange or regularly quoted by the National Association of Security Dealers Automated Quotation (NASDAQ) shall not be deemed to create a material conflict of interest as contemplated hereunder. Executive shall regard and preserve as confidential and not use, communicate or disclose to any person, orally, in writing or by a publication, any secret or confidential information of the Company, regardless of where or when or how acquired by the Company, which the Company is obligated to maintain in confidence until such information becomes a matter of public knowledge through no act of Executive.

     3.03. Early Retirement Benefit. Upon the Executive's retirement on his
           ------------------------
Early Retirement Date the Company shall pay to Executive an annual supplemental retirement benefit equal to the retirement benefit as calculated in Section 3.01 but reduced in the same manner as under the Pension Plan.

     3.04. Survivor Benefits. In the event of the Executive's death while
           -----------------
employed by the Company on or after becoming vested pursuant to Section 3.02, the Company shall pay an annual supplemental retirement benefit to his surviving spouse equal to the supplemental retirement benefit to which the Executive would have been entitled had he retired on the date of his death and received benefits in the form of a 100% joint and survivor annuity; provided, however, that if such death benefit commences prior to the date the Participant would have attained age 65, the benefit shall be reduced in the same manner as provided under the Pension Plan. In the event of the Executive's death after benefit payments have commenced, the Company shall continue such payments to the Executive's surviving spouse.

     3.05. Benefit Payments. All benefits due under this Section 3 shall be paid
           ----------------
in equal monthly payments commencing as of the first day of the month coincident with or next following the Executive's retirement or death, whichever is applicable, and shall be made as of the first day of each calendar month by the Company thereafter. Benefits pursuant to Section 3.01 or 3.03 shall continue for 15 years. Payments pursuant to Section 3.04 shall continue for the lesser of the spouse's life or 15 years or, if payments have already commenced pursuant to Sections 3.01 or 3.03, until the earlier of the spouse's life or 15 years after payments commenced under Section 3.01 or 3.03, whichever is applicable.

                                   SECTION 4

                              PLAN ADMINISTRATION
                              -------------------

     4.01. Named Fiduciary. The Company shall be the named fiduciary under the
           ---------------
SERP.

     4.02. Plan Administrator. The Company shall be the plan administrator of
           ------------------
the SERP. The Company, as plan administrator, shall have powers which include, but are not limited to, the following:

     (a) To make and enforce such rules and regulations as it deems necessary or proper for the administration of the SERP, including the establishment of any claims procedures that may be necessary;

     (b) To interpret and construe all provisions of the SERP, which interpretation shall be final and conclusive;

     (c) To decide all questions concerning the SERP and the eligibility of any person to participate in the SERP;

     (d) To appoint such agents, counsel, accountants, consultants and other persons as may be necessary to carry out its duties hereunder; and

     (e) To allocate and delegate its responsibilities under the SERP and to designate other persons to carry out any of its responsibilities under the SERP, any such allocation, delegation or designation to be in writing.

                                   SECTION 5

                                 MISCELLANEOUS
                                 -------------

     5.01. The Company's Liability. The benefits payable hereunder shall
           -----------------------
constitute an unsecured liability of the Company to Executive and his Beneficiary, any such payment shall be made from the general funds of the Company, the Company shall be under no obligation to segregate any of its assets for this purpose, and neither the Executive nor his Beneficiary shall have an interest in any particular asset of the Company by virtue of this SERP.

     5.02. Leave of Absence. The Company may grant the Executive one or more
           ----------------
leaves of absence during which time the Executive shall be considered to be in the employ of the Company for purposes of this SERP.

     5.03. Nonassignability. No Participant or Beneficiary shall have power to
           ----------------
subject any right to receive payments under this SERP to assignment, pledge, sale, attachment, garnishment or any other transfer, alienation or encumbrance, nor shall such rights be subject to the Participant's or Beneficiary's debts or to seizure for satisfaction of judgments, alimony or separate maintenance obligations.

     5.04. Continuation as Employee. Neither this SERP nor the payment of any
           ------------------------
benefits hereunder shall be construed as giving the Executive any right to be retained as an employee of the Company.

     5.05. Amendment and Termination. The Board may from time to time amend,
           -------------------------
suspend or terminate the SERP in whole or in part; provided, however, that any such amendment, suspension or termination cannot reduce any Participant's benefits accrued under the SERP up to the date of such amendment, suspension or termination except to the extent such benefits are reduced due to the increase of the Participant's benefits under the Pension Plan. Such amendment, suspension or termination shall not be effective until made in writing and shall be communicated in writing to all Participants.

     5.06. Governing Law. The law of the State of Connecticut shall govern the
           -------------
interpretation, application and operation of this SERP.

     5.07. Successors and Assigns. The rights and obligations of the Company
           ----------------------
under this SERP shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including, without limitation, any corporation, individual or other person or entity which may acquire all or substantially all of the assets and business of the Company.

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